UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

EMMAUS LIFE SCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

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EMMAUS LIFE SCIENCES, INC.

21250 Hawthorne Blvd., Suite 800

Torrance, California 90503

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on September 27, 2018

Dear Stockholder:

You are cordially invited to attend the 2018 Meeting of Stockholders of Emmaus Life Sciences, Inc. (the “Annual Meeting”). The Annual Meeting will be held on Thursday, September 27, 2018, at 10:00 a.m. Pacific Time at the DoubleTree by Hilton located at 21333 Hawthorne Blvd., Torrance, California 90503 for the following purposes:

1.	To elect the directors named in the accompanying Proxy Statement to hold office until the next Annual Meeting of stockholders;

2.	To ratify the appointment of SingerLewak LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

3.	To conduct an advisory (non-binding) vote on our executive compensation as described in this Proxy Statement;

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this notice.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders’ Meeting to be Held on September 27, 2018: the Proxy Statement for the 2018 Annual Meeting of Stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are available at www.proxydocs.com/EMMA.

The Board has fixed the close of business on July 31, 2018 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting or any postponement or adjournment thereof. Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, this Annual Meeting and any postponement or adjournment thereof.

Sincerely yours,

Yutaka Niihara, M.D., M.P.H.

Chairman and Chief Executive Officer,

Emmaus Life Sciences, Inc.

August 23, 2018

EMMAUS LIFE SCIENCES, INC.

21250 Hawthorne Blvd., Suite 800

Torrance, California 90503

310-214-0065

PROXY STATEMENT

2018 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on September 27, 2018

Emmaus Life Sciences, Inc., a Delaware corporation (“Emmaus,” “we,” “us,” “our,” or the “company”), is furnishing proxy materials, including this Proxy Statement, to you in connection with the solicitation of proxies by our Board of Directors for use at our 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on September 27, 2018, at 10:00 a.m. Pacific time at the DoubleTree by Hilton located at 21333 Hawthorne Blvd., Torrance, California 90503 (the “Annual Meeting”), and at any adjournment or postponement thereof.

This Proxy Statement, the attached notice of the Annual Meeting, the accompanying proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which we refer to collectively as the “proxy materials,” are first being mailed to stockholders on or about August 23, 2018.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders’ Meeting to be Held on September 27, 2018: This Proxy Statement for the 2018 Annual Meeting of Stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are available at www.proxydocs.com/EMMA .

Purpose of the Annual Meeting

The Annual Meeting is being held for the following purposes:

1.	To elect six directors to hold office until the next Annual Meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal;

2.	To ratify the appointment of SingerLewak LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018

3.	To conduct a non-binding advisory vote on our executive compensation as described in this Proxy Statement; and

4.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Record Date; Shares Outstanding and Entitled to Vote

Our Board of Directors has fixed July 31, 2018 as the record date (the “Record Date”) for the determination of holders of our common stock entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. At the close of business on the Record Date, we had 34,218,822 shares of common stock issued and outstanding. No other shares of our capital stock are entitled to notice of, or to vote at, the Annual Meeting. Each stockholder of record as of the Record Date is entitled to cast one vote with respect to each of the director-nominees and each of the other proposals at the Annual Meeting for each share of common stock held by such stockholder on the Record Date.

Our certificate of incorporation and bylaws do not provide stockholders with cumulative voting rights. However, Section 708 of the California Corporations Code, which may be applicable to us by virtue of Section 2115 of the California Corporations Code, may require that we permit cumulative voting. Under Section 2115, certain foreign corporations (including Emmaus, which is not organized under California law) that are not listed on a recognized national securities exchange are placed in a special category if they have characteristics of ownership and operations that indicate significant contacts with California. Although the Delaware Supreme Court has held that Section 2115 does not apply to Delaware corporations, California courts may determine to apply Section 2115 to foreign corporations. For purposes of the Annual Meeting, therefore, we intend to permit cumulative voting for the election of directors if a stockholder properly requests to cumulate votes. No stockholder, however, will be entitled to cumulate votes unless a stockholder has given notice at the Annual Meeting prior to voting of the stockholder’s intention to cumulate the stockholder’s votes. If any stockholder has given such notice, all stockholders may cumulate their votes for candidates in nomination, in which event votes represented by proxies delivered pursuant to this Proxy Statement may be cumulated, in the discretion of the proxy holders, in accordance with the recommendation of the Board of Directors. Discretionary authority to cumulate votes in such event is, therefore, solicited by this Proxy Statement.

How to Vote Your Shares

Stockholder of Record - If you hold your shares in your own name, there are three ways to vote:

•	By Mail. You may vote by proxy by marking the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope provided.

•	By Internet. You may in accordance with instructions vote at: www.proxypush.com/EMMA.

•

In Person. You may vote in person at the Annual Meeting. We will give you a ballot when you arrive. You may still attend the Annual Meeting and vote in person if you have already voted by proxy or given your proxy authorization.

YOUR VOTE IS VERY IMPORTANT. You should submit your vote by proxy even if you plan to attend the Annual Meeting and vote in person.

Revoking Your Proxy

Any proxy given may be revoked at any time before it is voted by notifying the Corporate Secretary of the company in writing of such revocation, by duly executing and delivering another proxy bearing a later date, or by attending and voting in person at the Annual Meeting. Any written notice of revocation should be sent to: Emmaus Life Sciences, Inc., 21250 Hawthorne Blvd., Suite 800, Torrance, California 90503, Attention: Corporate Secretary.

Proxies and Counting of Votes

If you provide specific voting instructions on your proxy card or when voting via the Internet in accordance with instructions, your shares will be voted at the Annual Meeting in accordance with your instructions. If no direction is given, the shares represented by the proxy will be voted:

•	“For” each of the nominees to our Board of Directors named herein;

•	“For” the ratification of the appointment of SingerLewak LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

•	“For” the approval of the advisory (non-binding) resolution approving the company’s executive compensation.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Our representatives will assist us in the tabulation of the votes.

Our bylaws contain provisions establishing orderly procedures for the advance notice of business to be brought before meetings of the company’s stockholders. This “advance notice” bylaw provides that stockholders may present business at an Annual Meeting only through compliance with the procedures in the bylaw or the rules of the Securities and Exchange Commission (the “SEC”) governing proposals to be included in company Proxy Statements. The notice period for stockholder presentation of business at our 2018 Annual Meeting has passed, and accordingly we do not expect any matters, other than those set forth in this Proxy Statement, to come before the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, your proxy includes discretionary authority on the part of the individuals appointed to vote your common stock or act on those matters according to their best judgment, including adjournment of the Annual Meeting.

The holders of proxies solicited by this Proxy Statement, or their duly constituted substitutes acting at the Annual Meeting and any adjournment or postponement thereof, may propose and vote for one or more adjournments or postponements of the Annual Meeting, including adjournments or postponements to permit further solicitations of proxies. Proxies solicited may be voted only at the Annual Meeting and any adjournment or postponement thereof and will not be used for any other meeting of our stockholders.

Abstentions and Broker Non-Votes

An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote.

If applicable, a “broker non-vote” occurs when a nominee (typically a broker or bank) holding shares for a beneficial owner (typically referred to as shares being held in “street name”) does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares with respect to that proposal. Brokers generally have discretionary authority to vote on routine matters without specific instructions from their customers. Proposals are determined to be routine or non-routine matters based on the rules of the various regional and national exchanges of which the brokerage firm is a member. The ratification of the appointment of SingerLewak LLP as our independent registered public accounting firm is considered a routine matter. The election of directors and the non-binding advisory vote on executive compensation are considered non-routine matters, and brokers do not have discretionary authority to vote on those proposals.

Refer to each proposal for a discussion of the effect of abstentions and broker non-votes on the outcome of the vote on each proposal.

Quorum

A majority of the aggregate number of shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the Annual Meeting and for any action to be taken at the Annual Meeting. If you submit a properly executed proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Abstentions and broker “non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned to allow for the solicitation of additional proxies.

Solicitation of Proxies

The company will pay for all costs incurred in connection with the solicitation of proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from our stockholders in person or by telephone, facsimile, e-mail or other electronic methods without additional compensation other than reimbursement for their actual expenses. If applicable, arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

Appraisal Rights

Stockholders entitled to vote will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting, and we will not independently provide stockholders with any such right.

Interest of Executive Officers and Directors

None of the company’s executive officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting, except, with respect to each director or executive officer named as a nominee for election to the Board of Directors.

If You Receive More Than One Proxy Card

If you receive more than one proxy card, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, please mark your votes and date, sign and return each proxy card, or vote your proxy via Internet as instructed on each proxy card.

Householding Information

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks and other nominees) to satisfy the delivery requirements for Proxy Statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single copy of such documents addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement, or if you are receiving multiple copies of the Proxy Statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account.

PROPOSAL 1 — ELECTION OF DIRECTORS

The company’s bylaws provide that the Board of Directors or stockholders may establish, increase or decrease the number of directors. The current authorized number of directors is six.

At the Annual Meeting, our stockholders will vote on the election of six directors to serve for until the next Annual Meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Upon the recommendation of the Compensation, Nominating and Corporate Governance Committee of our Board of Directors, our Board of Directors has unanimously nominated Robert Dickey IV, Willis C. Lee, M.S., Yutaka Niihara, M.D., M.P.H., Masaharu Osato, M.D., Wei Peu Zen and Ian Zwicker as nominees for election as directors at the Annual Meeting. Unless you otherwise instruct us, your properly executed proxy that is returned in a timely manner will be voted for election of these six nominees. With the exception of Robert Dicky IV, the director nominees are all current directors of the company, and all of these director nominees have indicated that they are willing and able to serve as directors. If any of the nominees becomes unable or unwilling to serve, your proxy will be voted for a nominee designated by the present Board to fill the vacancy. You can find information about the nominees below in the section “Board of Directors and Executive Officers.”

Vote Required

You may vote in favor of any or all of the nominees or you may withhold your vote as to any or all of the nominees. If a quorum exists at the Annual Meeting, the affirmative vote of a plurality of all of the votes cast at the Annual Meeting is required for the election of each of the nominees for director. In other words, the six nominees receiving the highest number of affirmative votes will be elected as directors to serve until the next Annual Meeting of stockholders and until their successors are duly elected and qualified. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board of Directors are to be voted on this proposal, such shares will be voted in favor of all of the nominees. Votes withheld and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, our stockholders will be asked to ratify the appointment of SingerLewak LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Stockholder ratification of the appointment of SingerLewak LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. Our Board of Directors is submitting the appointment of SingerLewak LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders do not ratify the appointment of SingerLewak LLP, the Audit Committee of our Board of Directors will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our company and our stockholders.

We expect representatives of SingerLewak LLP to be present at the Annual Meeting, and they will have the opportunity to make a statement at the Annual Meeting if they so desire. We also expect such representatives to be available to respond to appropriate questions.

Vote Required

You may vote in favor of or against this proposal or you may abstain from voting. Assuming a quorum is present at the Annual Meeting, the affirmative vote of a majority of all votes cast at the Annual Meeting is required to ratify the appointment of SingerLewak LLP as Emmaus’ independent registered public accounting firm. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board of Directors are to be voted on this proposal, such shares will be voted in favor of the appointment of SingerLewak LLP as our independent registered public accounting firm. For purposes of the vote on this matter, abstentions will not be counted as votes cast and will have no effect on the result of the vote. Broker non-votes are not expected as brokers are entitled to vote on this matter. However, should broker non-votes occur, they will not be counted as votes cast and will have no effect on the result of the vote. Abstentions and broker non-votes will, however, count toward the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF

SINGERLEWAK LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

SEC rules require public companies to provide stockholders with periodic advisory (non-binding) votes on executive compensation, also referred to as “say-on-pay” proposals. We are presenting the following proposal, which gives you as a stockholder the opportunity to approve or not approve, on an advisory basis, our compensation program for the Named Executive Officers listed under “Executive Compensation” in this Proxy Statement by voting for or against the following resolution:

“RESOLVED, that the compensation paid to the company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.”

This advisory vote will not be binding on our Board of Directors or the Compensation, Nominating and Corporate Governance Committee and may not be construed as overruling a decision by our Board or the Compensation, Nominating and Corporate Governance Committee, creating or implying any change to the fiduciary duties of our Board or the Compensation, Nominating and Corporate Governance Committee or any additional fiduciary duty by our Board or the Compensation, Nominating and Corporate Governance Committee or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. Our Board of Directors and the Compensation, Nominating and Corporate Governance Committee, however, may in their discretion take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required

You may vote for the resolution, against the resolution or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no direct effect on the outcome of this proposal. Abstentions and broker non-votes will, however, count toward the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE RESOLUTION

APPROVING THE COMPENSATION OF THE COMPANY’S NAMED

EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Information Concerning Directors and Director Nominees

Each of the persons named below has been nominated for election as a director of the company at the Annual Meeting to serve for a term ending at the next Annual Meeting of stockholders and thereafter until his successor is duly elected and qualified or until his death, resignation or removal. With the exception of Mr. Dickey, nominees are currently serving as directors of the company.

Name	Age	Position/Committee Membership
Yutaka Niihara, M.D., M.P.H.	58	Chairman of the Board and Chief Executive Officer
Willis C. Lee, M.S.	57	Vice Chairman of the Board and Chief Operating Officer
Robert Dickey IV (1)(2)	62	Director
Masaharu Osato, M.D. (1) (2)	63	Director
Wei Peu Zen	66	Director
Ian Zwicker (1) (2)	71	Director

(1)	Member of the Audit Committee (Jon Kuwahara, C.P.A. is the Chairman).
(2)	Member of Compensation, Nominating and Corporate Governance Committee (Mr. Zwicker, Chairman)

Our bylaws provide that each director elected or appointed to our Board of Directors shall hold office until the next Annual Meeting of stockholders following such election or appointment and until the director’s successor is elected and qualified, or until the director’s earlier resignation or removal. Our bylaws provide that vacancies on our Board of Directors, including those resulting from an increase in the authorized number of directors, may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director. Any director appointed as a result of a vacancy holds office until the next Annual Meeting of stockholders and until a successor is elected and qualified. Our Board of Directors has set the current number of authorized directors at six. Accordingly, six directors have been nominated by our Board of Directors for election at the Annual Meeting.

Background of Nominees for Election to the Board

With the exception of Mr. Kuwahara, each of our current directors has been nominated for re-election to our Board of Directors. Mr. Kuwahara has expressed his desire to no longer serve as a director following the Annual Meeting, and Mr. Dickey has been nominated in his stead. We wish to thank Mr. Kuwahara for his many years of selfless service as a director. The paragraphs below provide information about each director that includes his principal occupation and business experience during at least the past five years, the names of other publicly held companies at which he currently serves as a director or has served as a director during the past five years, information regarding involvement in certain legal or administrative proceedings during the past ten years, if applicable, and the experience, qualifications, attributes or skills that led our Compensation, Nominating and Corporate Governance Committee and our Board of Directors to determine that the nominee should serve on our Board of Directors.

Yutaka Niihara, M.D., M.P.H. has served as our Chairman and Chief Executive Officer since January 2016. From April 2015 until December 2015, he served as Chief Scientific Officer of the company and from April 2011 to April 2015, he served as President and Chief Executive Officer. He served as President, Chief Executive Officer and Chairman of the Board of Emmaus Medical from 2003 to April 2011. Since May 2005, Dr. Niihara has also served as the President, Chief Executive Officer and Medical Director of Hope International Hospice, Inc., or Hope Hospice, a Medicare-certified hospice program. From June 1992 to October 2009, Dr. Niihara served as a physician specialist for Los Angeles County. Dr. Niihara is the principal inventor of the patented L-glutamine treatment for SCD. Dr. Niihara has been involved in patient care and research for sickle cell disease during most of his career and is a widely published author in the area of sickle cell disease. Dr. Niihara is board-certified by the American Board of Internal Medicine/Medical Oncology and by the American Board of Internal Medicine/Hematology. He is licensed to practice medicine in both the United States and Japan. Dr. Niihara is a Professor of Medicine at the David Geffen School of Medicine at UCLA. Dr. Niihara received his B.A. in Religion from Loma Linda University in 1982, obtained his M.D. degree from the Loma Linda University School of Medicine in 1986 and received his M.P.H. from Harvard School of Public Health in 2006. We believe Dr. Niihara is qualified to serve as a director due to his knowledge and experience.

Willis C. Lee, M.S. has served as Chief Operating Officer of the company since May 2011, as a director since December 2015, as Vice-Chairman of the Board of Directors since January 2016 and as our Chief Financial Officer from October 2016 to July 2018. Mr. Lee also previously served as a director of Emmaus Life Sciences, Inc. from May 2011 to May 2014 and again from to December 2015 to January 2016. Mr Lee also served as the Co-Chief Operating Officer and Chief Financial Officer and as a director of Emmaus Medical from March 2010 to May 2011. Prior to that, he was the Controller at Emmaus Medical from February 2009 to February 2010. From 2004 to 2010, Mr. Lee led worldwide sales and business development of Yield Dynamics product group at MKS Instruments, Inc., a provider of instruments, subsystems, and process control solutions for the semiconductor, flat panel display, solar cell, data storage media, medical equipment, pharmaceutical manufacturing, and energy generation and environmental monitoring industries. Mr. Lee also served as President and Managing Director of Kenos Inc., a private service provider that provides funeral services to individuals, from January 2004 to December 2008. Mr. Lee held various managerial and senior positions at semiconductor companies such as MicroUnity Systems Engineering, Inc., a private semiconductor company that designs and develops new generation multimedia processors for computers and cable control boxes, from August 1995 to July 1996, HPL, Inc., a public semiconductor company that provides a software platform that enables data-driven decisions by gathering, managing and analyzing semiconductor manufacturing data, from June 2000 to October 2002, Syntricity, Inc., a private semiconductor software company that provides a software platform that enables data-driven decisions by gathering, managing and analyzing semiconductor manufacturing data, from November 2002 to April 2004 and also at Reden & Anders, a subsidiary of United Healthcare that provides actuarial services including capitation and risk assessment analyses for healthcare insurance carriers, from September 1996 to June 2000. Mr. Lee received his B.S. and M.S. in Physics from University of Hawaii (1984) and University of South Carolina (1986), respectively. We believe Mr. Lee is qualified to serve as a director due to his extensive knowledge and experience, as well as his intimate knowledge of the company through his service as executive officer of the company and Emmaus Medical.

Mr. Robert Dickey IV has served as a Managing Director at Danforth Advisors since August 2018. Danforth Advisors provides finance support and strategy for life science companies, including CFO advisory, financial analysis, capital raising, and transactional support/execution for public offerings and M&A. Mr. Dickey served as a member on the Board of Directors at Sanuthera, Inc., a privately held medical device company, from 2013 to 2017, and was employed as Chief Financial Officer of Motif Bio Plc., a NASDAQ and London AIM exchange-listed antibiotics company, from January 2017 to February 2018. He also previously was employed with several other biotechnology companies, including as the Chief Financial Officer of Tyme Technologies, Inc. from May 2015 to January 2017, the Chief Financial Officer of NeoStem, Inc. from August 2013 to January 2015 and the Senior Vice President of Hemispherx Biopharma, Inc. from November 2008 to August 2013. Prior to that time, among other things, Mr. Dickey served as a Managing Director at Legg Mason Wood Walker, Inc. and as a Senior Vice President at Lehman Brothers. He received his undergraduate degree from Princeton University and an M.B.A. from The Wharton School of the University of Pennsylvania. We believe Mr. Dickey is qualified to serve as a director due to his executive experience in the life sciences industry and business and financial expertise.

Masaharu Osato, M.D. has been practicing gastroenterology and internal medicine (“GI”) at his private practice, the Osato Medical Clinic, Inc. in Torrance, CA, since 2001. Between 1998 and 2001 he completed a GI Fellowship at the Harbor-UCLA Medical Center. Between 1993 and 1997 and 1988 and 1993, respectively, Dr. Osato served as General Internist and Director of Health Screening Center at the Tokyo Adventist Hospital in Tokyo, Japan, and at the Kobe Adventist Hospital in Kobe, Japan. He attended the Loma Linda University School of Medicine in California between 1979 and 1983 and completed an internal medicine residency at the Kettering Memorial Medical Center at Wright State University between 1983 and 1986. Between 1986 and 1988 he completed a pediatric residency at the Loma Linda University Medical Center. We believe Dr. Osato is qualified to serve as a director due to his extensive knowledge of and experience in the GI sector.

Wei Peu Zen is Vice Chairman and Chief Executive Officer of Wai Kee Holdings Limited., a Hong Kong-based construction and infrastructure company whose shares are listed on the Main Board of the Hong Kong Stock Exchange Limited. He is also the Chairman of Build King Holdings Limited and Co-Chairman of Road King Infrastructure Limited, both of which are subsidiaries of Wai Kee Holdings Limited. Mr. Zen has over 30 years of experience in civil engineering, and is responsible for the overall management of the Wai Kee Holdings Limited group of companies and oversees the operations of the group’s construction, quarry and concrete divisions. Mr. Zen holds a B.Sc. degree in Engineering from The University of Hong Kong and a M.B.A. degree from The Chinese University of Hong Kong and is a member of both the Institution of Civil Engineers and fellow member of the Hong Kong Institution of Engineers and the Institute of Quarrying, UK respectively. He is a past Honorary Treasurer of Hong Kong Construction Association and a member of HKTDC Infrastructure Development Advisory Committee. He is also the President of Hong Kong Contract Bridge Association. We believe Mr. Zen is qualified to serve as a director due to his executive experience and business expertise.

Ian Zwicker is the founder of Zwicker Advisory Group and has been its Chief Executive Officer since 2014. From 1981 to 1990, Mr. Zwicker served as Managing Director and held a variety of management positions at the investment banking firms of SG Cowen and Hambrecht & Quist. From 1990 to 1999, Mr. Zwicker served as Managing Director and head of worldwide technology investment banking for Donaldson, Lufkin & Jenrette Securities Corporation, and from 2000 to 2001 as the President of WR Hambrecht + Co (WRH). He was a Director of Stirling Energy Systems, Inc. from 2006 to 2012. Mr. Zwicker was a Partner at WRH and was also Head of Capital Markets from 2013 to 2014. We believe Mr. Zwicker is qualified to serve as a director due to his executive experience and business expertise.

Jon Kuwahara, C.P.A., who will no longer serve as a director following the Annual Meeting, has over 25 years of finance and operations experience, primarily within the pharmaceutical industry. Mr. Kuwahara serves as Senior Vice President of Finance & Administration for Novus Therapeutics, a pharmaceutical company focusing on the acquisition, development, and commercialization of ear, nose, and throat products. Prior to joining Novus Therapeutics, Mr. Kuwahara served as Vice President of Finance at Espero Pharmaceuticals, a private pharmaceutical company focused on the development and commercialization of cardiovascular products. Prior to Espero, Mr. Kuwahara served in multiple roles, most recently as Corporate Controller at Avanir Pharmaceuticals, a public pharmaceutical company focused on the development and commercialization of central nervous system products (acquired by Otsuka Pharmaceuticals). Prior to Avanir, Mr. Kuwahara served as Assistant Corporate Controller at Questcor Pharmaceuticals, a public specialty pharmaceutical company (acquired by Mallinckrodt Pharmaceuticals). Mr. Kuwahara holds a B.B.A. with emphasis in accounting from the University of Hawaii and is a certified public accountant in California and Hawaii.

Executive Officers

Our current executive officers, their ages and positions are as follows:

Name	Age	Position
Yutaka Niihara, M.D., M.P.H.	58	Chairman and Chief Executive Officer
Willis C. Lee, M.S.	57	Vice Chairman and Chief Operating Officer
Kurt H. Kruger	63	Chief Financial Officer
Lan T. Tran, M.P.H.	42	Co-President, Chief Administrative Officer and Corporate Secretary
Yasushi Nagasaki, C.P.A.	51	Senior Vice President, Finance

Background of Officers

The following is a brief summary of the background of each executive officer of the company. For biographical information regarding Dr. Niihara and Mr. Lee, please see “Nominees for Election to the Board,” above.

Kurt H. Kruger has enjoyed a 30-plus year career in the life sciences industry. His deep involvement in the life sciences industry has ranged from product design and development as a biomedical engineer to raising capital for, and following, publicly traded medical products companies as an equity research analyst. Most recently Kruger was with WR Hambrecht + Co., where he served from June of 2014 until July of 2018 as an investment banker in life sciences in its New York office. From 2012 to 2014, Mr. Kruger was a consultant in the life sciences practice group at Navigant Consulting Company, based in New York City. Early in his career, he served as a marketing manager for CPI/Guidant, now Boston Scientific, a large pacemaker company, where he developed the launch plans for the first-ever implantable defibrillator. He then went on to Wall Street where he continued to work in life sciences as a high-profile equities research analyst for two well-regarded former investment banks, Hambrecht & Quist and Montgomery Securities (Banc of America Securities), which played significant roles in funding many of the notable biotechnology and medical products companies such as Genentech, Xoma, Amgen, Ventritex, Cytyc and Kyphon.

Lan T. Tran, M.P.H. has served as our Chief Administrative Officer and Corporate Secretary since May 2011 and as Co-President since January 2016. She has served as the Co-Chief Operating Officer and Corporate Secretary of Emmaus Medical since April 2010 and as the Chief Compliance Officer of Emmaus Medical since May 2008. Prior to joining Emmaus Medical, Ms. Tran was with LA BioMed, a non-profit medical research and education company, from September 1999 to April 2008 and held positions of increasing responsibility including Grants and Contracts Trainee from September 1999 to March 2000, Grants and Contracts Officer from April 2000 to August 2004, Associate Director, Pre-Clinical/Clinical Trials Unit from September 2004 to June 2005, Director, Pre-Clinical/Clinical Trials Unit from July 2005 to June 2007, and Assistant Vice President, Research Administration from June 2007 to April 2008. In her position as Director, Pre-Clinical/Clinical Trials Unit and Assistant Vice President, Research Administration, Ms. Tran was part of the executive management team of LA BioMed and was responsible for all administrative aspects of research in her assigned area at LA BioMed, which had a research budget of $61,000,000 in 2008. Ms. Tran holds a B.S. in Psychobiology from UCLA, which was awarded in 1999, and a Masters of Public Health from UCLA which was awarded in 2002.

Yasushi Nagasaki, C.P.A. has served as our Senior Vice President, Finance since April, 2012. From May 2011 to April 2012, Mr. Nagasaki served as our Chief Financial Officer. From September 2005 until joining us, Mr. Nagasaki was the Chief Financial Officer of Hexadyne Corporation, an aerospace and defense supplier. Mr. Nagasaki also served on the Board of Directors at Hexadyne Corporation from September 2005 to April 2011. From May 2003 to August 2005, Mr. Nagasaki was the Controller at Upsilon Intertech Corporation, an international distributor of defense and aerospace parts and sub systems. Mr. Nagasaki is a Certified Public Accountant and received a B.A. in Commerce from Waseda University and a M.A. in International Policy Studies from the Monterey Institute of International Studies, a graduate school of Middlebury College

Family Relationships

There are no family relationships among any of the officers and directors of the company.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the company during the past ten years.

The company is not aware of any legal proceedings in which any director, nominee, or officer of the company, or any associate of any such director, nominee, or officer of the company, is a party adverse to the company or any of its subsidiaries or has a material interest adverse to the company or any of its subsidiaries.

CORPORATE GOVERNANCE

Board of Directors and Committees and Director Independence

Our Board of Directors currently consists of six members. Our Board of Directors has determined that each of Ian Zwicker, Masaharu Osato, M.D. and Jon Kuwahara, C.P.A. is an “independent” director as defined by the NASDAQ Marketplace Rules currently in effect and all applicable rules and regulations of the SEC. Likewise, Mr. Dickey is joining our Board as an independent director. All members of the Audit and Compensation, Nominating and Corporate Governance Committees satisfy the “independence” standards applicable to members of each such committee. The Board of Directors made this affirmative determination regarding these directors’ independence based on discussions with the directors and on its review of the directors’ responses to a standard questionnaire regarding employment and compensation history, affiliations, family and other relationships, and any transactions with the company. The Board of Directors also considered relationships and transactions between each director or any member of his immediate family and the company and its subsidiaries and affiliates.

Audit Committee

Our Audit Committee consists of Mr. Kuwahara, Mr. Zwicker and Dr. Osato, each of whom is an independent director as defined by the NASDAQ Marketplace Rules. Mr. Kuwahara serves as Chairman of the Audit Committee and qualifies as an “audit committee financial expert” as defined under Item 407(d) of Regulation S-K. The purpose of the Audit Committee is to represent and assist our Board of Directors in its general oversight of our accounting and financial reporting processes, audits of the financial statements and internal control and audit functions. Mr. Dickey is expected to replace Mr. Kuwahara as the Chairman of the Audit Committee. The Audit Committee’s responsibilities include:

•

The appointment, replacement, compensation, and oversight of work of the independent registered public accounting firm, including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services.

•

Reviewing and discussing with management and the independent registered public accounting firm various topics and events that may have significant financial impact on our company or that are the subject of discussions between management and the independent registered public accounting firm.

Our Board of Directors has adopted a written charter for the Audit Committee which is available on our website at www.emmausmedical.com.

Compensation, Nominating and Corporate Governance Committee

The Compensation, Nominating and Corporate Governance Committee consists of Mr. Zwicker, Dr. Osato and Mr. Kuwahara, each of whom is an independent director as defined by the NASDAQ Marketplace Rules. Mr. Zwicker serves as Chairman of the Compensation, Nominating and Corporate Governance Committee. The Compensation, Nominating and Corporate Governance Committee is responsible for the design, review, recommendation and approval of compensation arrangements for our directors, executive officers and key employees, and for the administration of our equity incentive plans, including the approval of grants under such plans to our employees, consultants and directors, assists in the selection of director nominees, approves director nominations to be presented for stockholder approval at our annual general meeting, fills any vacancies on our Board of Directors, considers any nominations of director candidates validly made by stockholders, and reviews and considers developments in corporate governance practices. Our Compensation, Nominating and Corporate Governance Committee also reviews and determines compensation of our executive officers, including our Chief Executive Officer. Our Board of Directors has adopted a written charter for our Compensation, Nominating and Corporate Governance Committee which is available on our website at www.emmausmedical.com.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Conduct and Ethics, which we refer to as the Code of Ethics, which applies to all of our directors, officers and employees. The Code of Ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, confidentiality, trading on inside information, and reporting of violations of the code. The Code of Ethics is available on our website at www.emmausmedical.com.

Meetings of the Board and its Committees

Our Board of Directors meets on a regular basis as often as necessary to fulfill its responsibilities, including at least once each quarter, and our independent directors meet at least annually in executive session without the presence of non-independent directors and management. During 2017, our Board of Directors met nine times, the Audit Committee met four times, and the Compensation, Nominating and Governance Committee met one time. Each of the current directors who was on the Board of Directors during 2017 attended 75% or more of the aggregate of (i) the total number of Board meetings held during the period of such member’s service and (ii) the total number of meetings of Board committees on which such member served during the period of such member’s service.

The company does not have a policy requiring its directors to attend our annual meeting of stockholders, although we encourage all of our directors to attend our annual meetings of stockholders.

Board Leadership Structure and Role in Risk Oversight

Our company faces a variety of risks, including investment risk, liquidity risk, and operational risk. Our Board of Directors is responsible for oversight of risks facing our company, while our management is responsible for day-to-day management of risk. Our Board of Directors, as a whole, directly administers its risk oversight function. In addition, the risk oversight function is also administered through the standing committees of our Board of Directors, which oversee risks inherent in their respective areas of responsibility, reporting to our Board of Directors regularly and involving our Board of Directors as necessary. For example, the Audit Committee oversees our financial exposure and financial reporting related risks, and the Compensation, Nominating and Corporate Governance Committee oversees risks related to our compensation programs and practices. Our Board of Directors as a whole directly oversees our strategic and business risk, including product development risk, through regular interactions with our management and, from time-to-time, input from independent advisors. We believe our Board’s leadership structure supports its role in risk oversight, with our executive officers responsible for assessing and managing risks facing our company on a day-to-day basis and the chair and other members of our Board of Directors providing oversight of such risk management.

Our Board of Directors has no established policy on whether it should be led by a Chairman who is also the Chief Executive Officer, and has in the past separated the roles of Chairman and Chief Executive Officer. Our Board currently is committed to the combined roles given the circumstances of our company. Our board believes that having a Chairman who also serves as the Chief Executive Officer enhances communication with our Board on company strategy and critical business issues, facilitates bringing key strategic and business issues and risks to the Board’s attention, avoids ambiguity in leadership within the company, provides a unified leadership voice externally and clarifies accountability for company business decisions and initiatives. Our Board of Directors will continue to assess whether this leadership structure is appropriate as our company expands, and will adjust our leadership structure as it deems appropriate.

DIRECTOR NOMINATIONS

Criteria for Board Membership

In recommending candidates for appointment or election to our Board of Directors, the Compensation, Nominating and Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of our Board of Directors, and seeks to insure that at least a majority of the directors are independent applying the NASDAQ Marketplace Rules, that members of the Audit Committee meet the financial literacy and sophistication requirements under the NASDAQ Marketplace Rules and that at least one of member of the Audit Committee qualifies as an “audit committee financial expert” under SEC rules. Nominees for director are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment, willingness to devote adequate time to Board duties, the interplay of the nominee’s experience and skills with those of other directors and the extent to which the nominee would be a desirable addition to our Board of Directors and any of its committees.

In addition, our bylaws require that any candidate for nomination, whether nominated by our Board of Directors or by a stockholder, must deliver to the Secretary of the company certain information with respect to his or her background, qualifications, stock ownership and independence and certain written assurances concerning the absence of voting commitments that could interfere with his or her fiduciary duties and compliance with corporate governance and other policies.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Compensation, Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of our company and our stockholders. The Compensation, Nominating and Corporate Governance Committee does not have a policy regarding Board diversity, but it takes diversity of professional experience and perspective within the pharmaceutical and biotechnology industries and diversity of backgrounds, cultures, education, experience, skills, thought, perspectives, personal qualities and attributes, and geographic profiles (i.e., where the individuals have lived and worked), as well as race, ethnicity, gender, national origin and other categories into account in identifying and selecting director nominees.

Stockholder Nominations

Stockholders may nominate individuals to stand for election to our Board of Directors. Any such nomination, however, must be made in compliance with provisions in our bylaws governing such nominations, which require, among other things, that the nominating stockholder give advance notice to the company. The notice period for stockholder nominations of director candidates for the Annual Meeting has passed without any such nominations having been made.

If you would like to nominate someone to stand for election to our Board of Directors at our 2018 Annual Meeting, please review the company’s advance-notice bylaw, which is available online as Exhibit 3.1 to the Current Report on Form 8-K that the company filed with the SEC on March 6, 2013. See also “Nominations and Stockholder Proposals for 2019 Annual Meeting” below for information on submitting nominations and proposals to the company.

Process for Identifying and Evaluating Nominees

Each year before recommending to our Board of Directors a slate of nominees for director, the Compensation, Nominating and Corporate Governance Committee considers each incumbent director’s performance on our Board of Directors and whether the incumbent director’s nomination would be consistent with the criteria for Board membership described above and other guidelines included in our corporate governance guidelines, including ensuring that the composition of our Board of Directors is such that it maintains an openness to new ideas and a willingness to critically re-examine the status quo. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Compensation, Nominating and Corporate Governance Committee will recommend for nomination incumbent directors with skills and experience that are relevant to our business and who are willing to continue in service. If an incumbent director is not willing to stand for re-election, or if a vacancy on our Board of Directors occurs between annual stockholder meetings and our Board of Directors determines to fill such vacancy, the Compensation, Nominating and Corporate Governance Committee will identify the desired skills and experience of a new nominee based on the criteria for Board membership described above and any specific needs of our Board of Directors at the time. The Compensation, Nominating and Corporate Governance Committee will then seek suggestions from other members of our Board of Directors and our management team as to individuals meeting such criteria. Potential nominees will be selected based on input from members of our Board of Directors, our management team and, if the Compensation, Nominating and Corporate Governance Committee deems appropriate, a third-party search firm. The Compensation, Nominating and Corporate Governance Committee will evaluate each potential nominee’s qualifications and check relevant references. In addition, such individuals will be interviewed by at least one member of the Compensation, Nominating and Corporate Governance Committee. Following this process, the Compensation, Nominating and Corporate Governance Committee will determine whether to recommend to our Board of Directors that a potential nominee be presented as a nominee for election by the stockholders or appointed to fill a vacancy on our Board of Directors, as the case may be. Historically, our Board of Directors nominates for election at our annual stockholder meetings the individuals recommended by the Compensation, Nominating and Corporate Governance Committee.

COMMUNICATIONS WITH DIRECTORS

If any stockholder wishes to contact our Board of Directors, or any individual director, the stockholder must submit the inquiry in writing to: Emmaus Life Sciences, Inc., 21250 Hawthorne Blvd., Suite 800, Torrance, California 90503, Attention: Corporate Secretary, and specify whether the communication is directed to the entire Board or to a particular director. Submitting stockholders should indicate they are a stockholder of our company. Company personnel will screen stockholder letters and, depending on the subject matter, will: forward the inquiry to the chairman of our Board of Directors, who may forward the inquiry to a particular director if the inquiry is directed to a particular director; forward the inquiry to the appropriate personnel within our company (for instance, if it is primarily commercial in nature); attempt to handle the inquiry directly (for instance, if it is a request for information about our company or a stock-related matter); or not forward the inquiry, if it relates to an improper or inappropriate topic or is otherwise irrelevant.

BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options, warrants and convertible notes held by that person that are currently exercisable or become exercisable within 60 days of the Record Date are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The following table sets forth as of the Record Date certain information with respect to beneficial ownership of our common stock based on issued and outstanding shares of common stock owned by:

•	Each director and director nominee;

•	Each named executive officer;

•	Each person known to be the beneficial owner of 5% or more of our outstanding common stock; and

•	All of our executive officers and directors as a group.

Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated in the table or its footnotes, the address of each stockholder listed in the table is c/o Emmaus Life Sciences, Inc., 21250 Hawthorne Boulevard, Suite 800, Torrance, California 90503.

Name of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership of Shares of Common Stock		Percent of Class (1)
Directors and Executive Officers:

Yutaka Niihara, M.D., M.P.H.	Chairman and Chief Executive Officer	12,053,595	(2)	33.0%
Willis C. Lee	Vice-Chairman and Chief Operating Officer	1,232,390	(3)	3.5%
Kurt H. Kruger	Chief Financial Officer	—		*
Yasushi Nagasaki	Senior Vice President, Finance	1,055,971	(4)	3.0%
Lan T. Tran, M.P.H.	Co-President, Chief Administrative Officer and Corporate Secretary	1,008,627	(5)	2.9%
Jon Kuwahara, C.P.A.	Director	133,334		*
Masaharu Osato, M.D.	Director	626,950	(6)	1.8%
Wei Peu Zen	Director	1,467,946	(7)	4.1%
Ian Zwicker	Director	133,334		*
Robert Dickey IV	Director	—		*
Officers and Directors as a Group (total of 10 persons)		17,712,147	(8)	42.7%

5% or More Owners:

Telcon RF Pharmaceutical Inc.		4,444,445	(9)	13.0%
Daniel R. and Yuka I. Kimbell		2,434,028	(10)	7.1%

* Less than 1.0%.

(1)	Based on 34,218,822 shares of common stock issued and outstanding as of the Record Date.
(2)

Includes 9,593,260 shares that are held jointly by Yutaka and Soomi Niihara, his wife. Also includes 44,229 shares of common stock for which Dr. Niihara is custodian. Dr. Niihara may be deemed the indirect beneficial owner of these securities since he has sole voting and investment control over the securities. Also, includes 55,556 shares of common stock owned by Hope Hospice. Dr. Niihara is the chief executive officer of Hope Hospice and has voting and investment power over such shares. Also includes 983,333 shares underlying stock options, 1,300,000 shares underlying warrants to purchase shares of common stock and 57,217 shares of common stock underlying outstanding convertible notes (as of July 31, 2018).

(3)	Includes 983,333 shares underlying stock options to purchase shares of common stock.
(4)	Includes 72,638 shares of common stock underlying outstanding convertible notes (as of July 31, 2018) and 983,333 shares underlying stock options to purchase shares of common stock.
(5)	Includes 983,333 shares underlying stock options to purchase shares of common stock.
(6)	Includes 491,506 shares that are held by Osato Medical Clinic and its pension plan.
(7)	Includes 1,467,946 shares of common stock underlying outstanding convertible notes (as of July 31, 2018).
(8)

Includes options to purchase 4,333,334 shares of common stock, 1,300,000 shares underlying warrants to purchase shares of common stock and 1,597,801 (as of July 31, 2018) shares of common stock underlying outstanding convertible notes.

(9)

The information regarding Telcon RF Pharmaceutical Inc. (formerly Telcon, Inc.) is based solely on a Schedule 13D filed by Telcon, Inc. with the SEC on May 9, 2018. The address for the stockholder is S-Tower 14th Floor 439 Bongunsa-ro, Gangnam-gu, Seoul, South Korea.

(10)

Includes 44,229 shares of common stock held by the holder as custodian. Daniel and Yuka Kimbell may be deemed the indirect beneficial owner of these securities since they have sole voting and investment control over the securities. The address for these stockholders is 16 N. Marengo Street, Suite 307, Pasadena, CA 91101.

INDEPENDENCE

Emmaus Medical, Inc.

Emmaus Life Sciences, Inc., Emmaus Medical, Newfield Nutrition, Emmaus Medical Japan (EM Japan), Emmaus Life Sciences Korea (ELSK) and Emmaus Medical Europe (EM Europe), which are either our directly or indirectly wholly-owned subsidiaries, each have interlocking executive and director positions with us and with each other. Dr. Niihara and Mr. Lee are directors of Newfield Nutrition. Dr. Niihara is a director of EM Japan. Dr. Niihara and Ms. Tran are directors of EM Europe. The officers of the company are also the officers of Emmaus Medical and Newfield Nutrition and hold the same officer positions in Emmaus Medical and Newfield Nutrition as they do in the company.

Loans by Related Persons

The following table sets forth information relating to our loans from related persons outstanding as of the date hereof or at any time during the year ended December 31, 2017:

Class	Lender	Interest Rate	Date of Loan	Term of Loan	Principal Amount Outstanding at December 31, 2017	Highest Principal Outstanding	Amount of Principal Repaid or Converted into Stock	Amount of Interest Paid	Conversion Rate	Shares Underlying Notes December 31, 2017
Current, Promissory note payable to related parties:
	Hope Hospice (1)	8%	1/17/2012	Due on Demand	$—	$200,000	$200,000	$7,331	—	—
	Hope Hospice (1)	8%	6/14/2012	Due on Demand	—	200,000	200,000	14,762	—	—
	Hope Hospice (1)	8%	6/21/2012	Due on Demand	—	100,000	100,000	7,249	—	—
	Hope Hospice (1)	8%	2/11/2013	Due on Demand	—	50,000	50,000	1,559	—	—
	Hope Hospice (1)	10%	1/7/2015	Due on Demand	—	100,000	100,000	28,630	—	—
	IRA Service Trust Co. FBO Peter B. Ludlum (2)	10%	2/20/2015	Due on Demand	10,000	10,000	—	—	—	—
	Masaharu & Emiko Osato (3)	11%	12/29/2015	Due on Demand	300,000	300,000	—	—	—	—
	Yutaka Niihara (2)(3)	10%	5/21/2015	Due on Demand	—	826,105	94,339	61,829	—	—
	Lan T. Tran (2)	11%	2/10/2016	Due on Demand	130,510	130,510	—	—	—	—
	Masaharu & Emiko Osato (3)	11%	2/25/2016	Due on Demand	400,000	400,000	—	—	—	—
	Hope Hospice (1)	10%	4/4/2016	Due on Demand	—	50,000	50,000	8,110	—	—
	Lan T. Tran (2)	10%	4/29/2016	Due on Demand	20,000	20,000	—	—	—	—
	IRA Service Trust Co. FBO Peter B. Ludlum (2)	10%	5/5/2016	Due on Demand	10,000	10,000	—	—	—	—
	Hope Hospice (1)	10%	6/3/2016	Due on Demand	250,000	250,000	—	—	—	—
	Lan T. Tran (2)	10%	2/9/2017	Due on Demand	12,000	12,000	—	—	—	—
	Yutaka Niihara (2)(3)	10%	9/14/2017	Due on Demand	903,751	903,751	—	—	—	—

				Subtotal	$2,036,261	$3,562,366	$794,339	$129,470		—

Current, Convertible notes payable to related parties:
	Yasushi Nagasaki (2)	10%	6/29/2012	Due on Demand	$200,000	$388,800	$188,800	$57,886	$3.30	68,122
	Charles & Kimxa Stark (2)	10%	10/1/2015	2 years	—	20,000	20,000	4,405	$4.50	—
	Yutaka & Soomi Niihara (2)(3)	10%	11/16/2015	2 years	200,000	200,000	—	—	$4.50	53,905

				Subtotal	$400,000	$608,800	$208,800	$62,291		122,027

				Total	$2,436,261	$4,171,166	$1,003,139	$191,761		122,027

(1)	Dr. Niihara is the Chief Executive Officer of Hope Hospice.
(2)	Officer and/or Management.
(3)	Director.

The above loans were made to provide us with needed working capital.

Guarantees by Officers

On November 6, 2017, we issued a convertible promissory note payable to Mr. Wei Peu Zen for $5,000,000. Dr. Niihara provided a personal guarantee of the convertible promissory note.

On December 9, 2017, we refinanced a convertible promissory note payable to Mr. Takemoto for $98,765. Dr. Niihara provided a personal guarantee of the convertible promissory note.

On December 9, 2017, we refinanced a convertible promissory note payable to Ms. Matsuo for $69,136. Dr. Niihara provided a personal guarantee of the convertible promissory note.

On December 9, 2017, we refinanced a convertible promissory note payable to Ms. Takemoto for $49,383. Dr. Niihara provided a personal guarantee of the convertible promissory note.

On January 15, 2018, we issued a convertible promissory note payable to Wealth Threshold Limited for $5,000,000. Dr. Niihara provided a personal guarantee of the convertible promissory note.

On February 1, 2018, we issued a convertible promissory note payable to Profit Preview International Group Limited for $4,037,000. Dr. Niihara provided a personal guarantee of the convertible promissory note.

On February 23, 2018, we refinanced a convertible promissory note payable to the Shitabata Family Trust for $578,813. Dr. Niihara provided a personal guarantee of the convertible promissory note.

On March 21, 2018, we issued a convertible promissory note payable to Profit Preview International Group Limited for $5,363,000. Dr. Niihara provided a personal guarantee of the convertible promissory note.

On April 14, 2018, we refinanced a convertible promissory note payable to the Shitabata Family Trust for $4,143,657. Dr. Niihara provided a personal guarantee of the convertible promissory note.

On May 30, 2018, we refinanced a convertible promissory note payable to the Shitabata Family Trust for $1,100,000. Dr. Niihara and Mr. Lee provided a personal guarantee of the convertible promissory note.

On May 30, 2018, we refinanced a promissory note payable to the Shitabata Family Trust for $111,000. Dr. Niihara and Mr. Lee provided a personal guarantee of the convertible promissory note.

Policy for Approval of Related Party Transactions

All related party transactions during the year ended December 31, 2017 were reviewed and approved by the independent directors of our Board of Directors. On May 9, 2013, our Board of Directors approved a written policy (the “Policy”) for the review, approval and ratification of related-party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. It is the responsibility of our Board of Directors to administer the Policy. From time to time, however, the board may delegate responsibility for administration of the Policy to the Compensation, Nominating and Corporate Governance Committee of the board. Whichever body is responsible for administering the Policy at any given time or in regard to a particular related-party transaction is referred to as the “Reviewing Body.”

Our management is responsible for determining whether a transaction requires review under the Policy, based on a review of all facts and circumstances. Upon a determination by management that a transaction requires review under this Policy, the material facts concerning the transaction and the related person’s interest in the transaction must be disclosed to the Reviewing Body.

At each of its meetings, the Reviewing Body is provided with the details of each new, existing or proposed related-party transaction, including the terms of the transaction, the business purpose of the transaction, and the benefits to us and to the relevant related party. In determining whether to approve a related-party transaction, the Reviewing Body considers, among other factors, the following factors to the extent relevant to the related-party transaction: (i) whether the terms of the related-party transaction are fair to us and on the same basis as would apply if the transaction did not involve a related party; (ii) whether there are business reasons for us to enter into the related-party transaction; (iii) whether the related-party transaction would impair the independence of an outside director; and (iv) whether the related-party transaction would present an improper conflict of interests for any of our directors or executive officers, taking into account the size of the transaction, the overall financial position of the director, executive officer or related party, the direct or indirect nature of the director’s, executive officer’s or related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Reviewing Body deems relevant.

Any member of the Reviewing Body who has an interest in the transaction under discussion must abstain from voting on its approval but may, if so requested by the Chairperson of the Reviewing Body, participate in some or all of the Reviewing Body’s discussions of the transaction. Upon completion of its review of the transaction, the Reviewing Body may determine to permit or to prohibit the transaction.

A related-party transaction entered into without pre-approval of the Reviewing Body is not deemed to violate the Policy, or be invalid or unenforceable, so long as the transaction is brought to the Reviewing Body as promptly as reasonably practical after it is entered into or after it becomes reasonably apparent that the transaction is covered by the Policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our common stock is currently registered under Section 12 of the Securities Exchange Act of 1934, as amended. As a result, and pursuant to Rule 16a-2, our directors and officers and beneficial owners of 10% or more of our common stock are currently required to file statements of beneficial ownership with respect to their ownership of our equity securities under Sections 13 or 16 of the Exchange Act. Based on a review of written representations from our executive officers and directors and a review of Forms 3, 4 and 5 furnished to us, we believe that during the fiscal year ended December 31, 2017 the directors, officers and owners of more than 10% of our common stock filed, on a timely basis, all reports required by Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation earned by our Chief Executive Officer, Chief Financial Officer and our next three most highly compensated executive officers for the two fiscal years ended December 31, 2017 and 2016:

Name and Position	Year	Salary	Bonus	Option Awards	Total
Yutaka Niihara, M.D., M.P.H.	2017	$250,000	$1,000,000	$—	$1,250,000
Chairman and Chief Executive Officer	2016	250,000	—	4,072,562	4,322,562
Willis C. Lee	2017	180,000	200,000	—	380,000
Vice-Chairman, Chief Operating Officer and former Chief Financial Officer (1)	2016	180,000	20,000	892,568	1,092,568
Lan T. Tran, M.P.H.	2017	180,000	100,000	—	280,000
Co-President, Chief Administrative Officer	2016	180,000	10,000	892,568	1,082,568
Yasushi Nagasaki	2017	180,000	50,000	—	230,000
Senior Vice President, Finance	2016	180,000	10,000	892,568	1,082,568
Peter B. Ludlum	2017	75,000	—	—	75,000
Former Co-President and Chief Business Officer (2)	2016	180,000	—	892,568	1,072,568

(1)	In July 2018, Kurt H. Kruger was appointed as our Chief Financial Officer to succeed Mr. Lee.
(2)

Mr. Ludlum’s employment with the company ended effective May 31, 2017. In connection with Mr. Ludlum’s separation from the company, we and Mr. Ludlum entered into a consultation agreement dated June 1, 2017 under which Mr. Ludlum agrees to provide consulting services to the company during the period ending May 31, 2018.

Total compensation for Dr. Niihara, Mr. Lee and Ms. Tran for the years ended December 31, 2017 and 2016 did not include an amount for the annual performance bonus pursuant to their respective employment agreements. We did not grant performance-based cash bonuses in 2017 and 2016 in part because of management’s emphasis on preserving available capital to fund operating expenses. Additionally, specific performance criteria were not established for our executive officers for 2017 or 2016. Each of our executive officers waived any right under their respective employment agreement to an annual performance bonus for 2017 and 2016 and we did not incur any liability as a result of not granting such performance-based cash bonuses.

In December 2017, the Compensation, Nominating and Corporate Governance Committee approved discretionary bonuses for each of Dr. Niihara, Mr. Lee, Ms. Tran and Mr. Nagasaki as shown in the table above under the heading “Bonus.”

In October 2016, the Compensation, Nominating and Corporate Governance Committee approved discretionary bonuses for each of Mr. Lee, Mr. Nagasaki and Ms. Tran as shown in the table above under the heading “Bonus.”

On May 10, 2016, our Board of Directors authorized and approved option grants to the named executive officers in the amounts set forth below, with a term of 10 years and an exercise price of $5.00 per share, the fair market value of a share of Common Stock as of the grant date, as determined by our Board of Directors:

Name	Title	Number of Options
Yutaka Niihara, M.D., M.P.H.	Chairman and Chief Executive Officer	300,000
Willis C. Lee	Vice-Chairman, Chief Operating Officer and former Chief Financial Officer (1)	300,000
Peter B. Ludlum	Former Co-President and Chief Business Officer (2)	300,000
Yasushi Nagasaki	Senior Vice President, Finance	300,000
Lan T. Tran, M.P.H.	Co-President, Chief Administrative Officer and Corporate Secretary	300,000

(1)	In July 2018, Kurt H. Kruger was appointed as our Chief Financial Officer to succeed Mr. Lee.
(2)

Mr. Ludlum’s employment with the Company ended effective May 31, 2017. In connection with Mr. Ludlum’s separation from the Company, we and Mr. Ludlum entered into a consultation agreement dated June 1, 2017 under which Mr. Ludlum agrees to provide consulting services to the Company during the period ending May 31, 2018.

The options granted to each named executive officer will vest as follows: one-third (1/3) will vest on the first anniversary of the grant date, and the remaining two-thirds (2/3) will vest in twenty-four approximately equal monthly installments over a period of two years thereafter.

On May 10, 2016, our Board of Directors authorized and approved the grant to Dr. Niihara of a warrant with a term of five years to purchase 1,300,000 shares of our common stock at an exercise price of $5.00 per share, the fair market value of a share of our common stock as of the grant date, as determined by our Board of Directors. Dr. Niihara may purchase one-half of the shares underlying his respective warrant from January 1, 2018 to May 9, 2021 and the other half of the shares underlying his warrant from January 1, 2019 to May 9, 2021.

Outstanding Equity Awards at 2017 Fiscal Year End

The following table sets forth information regarding outstanding equity awards held by our named executive officers at the end of the 2017 fiscal year:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price	Option Expiration Date
Yutaka Niihara, M.D., M.P.H.	250,000	—		$3.60	4/1/2022
	500,000	—		$3.60	2/28/2023
	158,333	141,667	(1)	$5.00	5/10/2026
Willis C. Lee	250,000	—		$3.60	4/1/2022
	500,000	—		$3.60	2/28/2023
	158,333	141,667	(1)	$5.00	5/10/2026
Lan T. Tran, M.P.H.	250,000	—		$3.60	4/1/2022
	500,000	—		$3.60	2/28/2023
	158,333	141,667	(1)	$5.00	5/10/2026
Yasushi Nagasaki	250,000	—		$3.60	4/1/2022
	500,000	—		$3.60	2/28/2023
	158,333	141,667	(1)	$5.00	5/10/2026
Peter B. Ludlum (2)	500,000	—		$3.60	2/28/2023
	100,000	—		$5.00	5/10/2026

(1)

One third (1/3) of the options vested on May 10, 2017, the first anniversary of the grant date. The remaining two thirds (2/3) vest in approximately equal monthly installments over a period of two years thereafter.

(2)

Mr. Ludlum’s employment with the company ended effective May 31, 2017. In connection with Mr. Ludlum’s separation from the company, we and Mr. Ludlum entered into a consultation agreement dated June 1, 2017 under which Mr. Ludlum agrees to provide consulting services to the company during the period ending May 31, 2018.

Employment Agreements

On April 5, 2011, we entered into employment agreements with Yutaka Niihara, M.D., M.P.H., our Chief Executive Officer, Willis C. Lee, our Chief Operating Officer, and Lan T. Tran, M.P.H., our Chief Administrative Officer. Each of the Employment Agreements has an initial two-year term, unless terminated earlier. The Employment Agreements for Dr. Niihara, Mr. Lee and Ms. Tran automatically renew for additional one-year periods unless the Company or the officer provides notice of non-renewal at least 60 days prior to the expiration of the then current term.

Base Salary, Bonus and Other Compensation. Dr. Niihara’s, Mr. Lee’s, and Ms. Tran’s base salaries are $250,000, $180,000, and $180,000 per year, respectively, which will be reviewed at least annually. In addition to the base salary, each officer may be entitled to receive an annual performance bonus based on the officer’s performance for the previous year. The Employment Agreements each provide that the respective officer’s performance for the previous year will be measured against a set of targets and goals as mutually established by us and the officer. To date, our board of directors and the Compensation, Nominating and Corporate Governance Committee have evaluated an officer’s performance on an overall basis related to the Company’s progress on major milestones, without reliance on specific position by position pre-established targets and goals. The officers are also eligible to receive paid vacation, and participate in health and other benefit plans and will be reimbursed for reasonable and necessary business expenses.

Equity Compensation. The Employment Agreements state that at the end of each calendar year on December 31, or as soon as reasonably practicable after such date (each a “Grant Date”), the Company will grant non-qualified 10-year stock options with a Black-Scholes-Merton value of $100,000 to Dr. Niihara, $50,000 to Mr. Lee, and $40,000 to Ms. Tran, in each case with an exercise price per share equal to the “Fair Market Value” (as such term is defined in the Company’s 2011 Stock Incentive Plan) on the applicable Grant Date. One-third of the options granted to each officer will vest on the first anniversary of the applicable Grant Date, one-third will vest on the second anniversary of the applicable Grant Date and the final one-third will vest on the third anniversary of the applicable Grant Date, although our current practice is to grant options that vest one-third on the first anniversary of the applicable Grant Date and then vest equally on a monthly basis until the third anniversary of the applicable Grant Date. Any unvested options will vest immediately upon a change in control (as defined below), termination of the officer’s employment other than a voluntary termination by the officer or a termination of the officer for cause. In the event that the officer is terminated for any reason other than cause, death or disability or retirement, each option, to the extent that it is exercisable at the time of such termination, shall remain exercisable for the 90-day period following such termination, but in no event following the expiration of its term. In the event that the officer’s employment terminates on account of death, disability or, with respect to any non-qualified stock option, retirement, each option granted that is outstanding and vested as of the date of such termination shall remain exercisable by such officer (or the officer’s legal representatives, heirs or legatees) for the one-year period following such termination, but in no event following the expiration of its term. As of March 20, 2018, management has no plan to grant discussed stock options for the year ended December 31, 2017.

Severance Compensation. If Dr. Niihara’s, Mr. Lee’s, or Ms. Tran’s employment is terminated for any reason during the term of his or her respective employment agreement, other than for cause or without good reason, he or she will be entitled to receive his or her base salary prorated through the termination date, any expense reimbursement due and owing for reasonable and necessary business expenses, and unpaid vacation benefits (the “Voluntary Termination Benefits”). If Dr. Niihara’s, Mr. Lee’s, or Ms. Tran’s employment is terminated due to death or disability of such officer during the term of his or her respective employment agreement, then such officer will also receive an amount equal to his or her target annual performance bonus, and for a termination due to disability only, six additional months of his or her base salary to be paid out over a six-month period and payment of COBRA benefits of up to six months following the termination. If Dr. Niihara’s employment is terminated without cause or Dr. Niihara resigns with good reason (not within two years following a change in control), he will receive the Voluntary Termination Benefits and, provided he signs a Release, a severance package equal to one year of his base salary to be paid out over a 12-month period, a pro rata amount of the annual performance bonus for the calendar year in which the termination date occurs based on the achievement of any applicable performance terms or goals for the year, and payment of COBRA benefits of up to 12 months following the termination. If the employment of any of Mr. Lee, or Ms. Tran is terminated without cause or any of them resigns with good reason (not within two years following a change in control) during the term of his or her respective employment agreement, he or she will receive the Voluntary Termination Benefits and, provided he or she signs a Release, a severance package equal to six months of his or her base salary to be paid out over a six-month period, an amount equal to half of the targeted annual performance bonus, and payment of COBRA benefits of up to six months following the termination.

Termination with cause includes a proven act of dishonesty, fraud, embezzlement or misappropriation of Company proprietary information; a conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude; willful misconduct which cannot be cured on reasonable notice to the officer; or the officer’s habitual failure or refusal to perform his duties if such failure or refusal is not cured within 20 days after receiving written notice thereof from the board of directors. Good reason includes a reduction of more than 10% to the officer’s base salary or other compensation (except as part of a general reduction for all executive employees); a material diminution of the officer’s authority, responsibilities, reporting or job duties (except for any reduction for cause); the Company’s material breach of the Employment Agreement; or, in the case of Dr. Niihara, Mr. Lee and Ms. Tran, a relocation of the business requiring the officer to move or drive to work more than 40 miles from its current location. The officer may terminate the Employment Agreement for good reason if he or she provides written notice to the Company within 90 days of the event constituting good reason and the Company fails to cure the good reason within 30 days after receiving such notice.

Change of Control. The Employment Agreements will not be terminated upon a change of control. A change of control means any merger or reorganization where the holders of the Company’s capital stock prior the transaction own fewer than 50% of the shares of capital stock after the transaction, an acquisition of 50% of the voting power of the Company’s outstanding securities by another entity, or a transfer of at least 50% of the fair market value of the Company’s assets. Upon Dr. Niihara’s termination without cause or good reason that occurs within two years after a change of control, he will receive the Voluntary Termination Benefits and, provided he signs a release of all claims relating to his employment, a severance package equal to two years of his base salary to be paid out over a 12-month period, an amount equal to double the targeted annual performance bonus, payment of COBRA benefits of up to 18 months following the termination; and a one-time cash payment of $3.0 million. Upon Mr. Lee’s or Ms. Tran’s termination without cause or good reason that occurs within two years after a change of control, he or she will receive the Voluntary Termination Benefits and, provided he or she signs a Release, a severance package equal to one year of his or her base salary to be paid out over a 12-month period, an amount equal to the full year targeted annual performance bonus, payment of COBRA benefits of up to 12 months following the termination. Mr. Lee and Ms. Tran will also receive a one-time cash payment of $200,000. In addition, each officer’s unvested equity awards shall vest upon such termination and the officer will have 36 months in which to sell or exercise such awards (subject to expiration of the term of such options). The officer will also be free from all lock-up or other contractual restrictions upon the free sale of shares that are subject to waiver by the Company upon such termination.

Current Director Compensation

Beginning February 26, 2014, the compensation program for non-employee directors consisted of:

•	a cash retainer of $500 per month;

•

cash compensation of $700 for each in-person Board meeting attended, $400 for each telephonic Board meeting attended, $400 for each committee meeting attended, and $200 for each committee meeting chaired by such non-employee director;

•	an initial grant of 100,000 options upon election and 50,000 stock options annually thereafter;

•	a one-time grant of 2,000 options to the Chairman of each committee; and

•	a one-time grant of 10,000 options to the Chairman of the Board, if a non-employee.

Options granted under this program vested periodically over three years. Non-employee directors received at a minimum an annual grant of 10,000 options. Additionally, the Chairman of the Board received a one-time retainer grant of 10,000 options and each committee chair received a one-time retainer grant of 2,000 options.

In December 2017, the Board unanimously approved the following compensation program for non-employee directors of:

•	$100,000 per year cash compensation;

•	$1,000 per ad hoc Board meeting attended in person; $1,000 per ad hoc Board meeting attended telephonically; and

•	possible stock options to be discussed by the Compensation Committee.

The following table shows information regarding the compensation earned during the fiscal year ended December 31, 2017 by the non-employee members of our board of directors. Compensation earned by our current employee directors, Yutaka Niihara, M.D., M.P.H. and Willis C. Lee, who do not receive compensation for their services as a director, is reported above under the heading “Summary Compensation Table.”

Name	Fees Earned or Paid in Cash	Option Awards	Total
Ian Zwicker	$14,300	$—	$14,300
Jon Kuwahara, C.P.A.	14,300	—	14,300
Masaharu Osato, M.D.	13,700	—	13,700

Total	$42,300	$—	$42,300

As of December 31, 2017, our former non-employee directors had option awards outstanding pursuant to the 2011 Stock Incentive Plan to purchase the following number of shares of our common stock in the table directly below:

Name	Number of Securities Underlying Unexercised Options ($) Exercisable (Vested)	Number of Securities Underlying Unexercised Options ($) Unexercisable (Unvested)		Option Exercise Price	Option Expiration Date
Maurice J. DeWald (1)	12,000	—		$3.60	12/19/2021
	75,000	—		$3.60	4/2/2022
	250,000	—		$3.60	2/28/2023
	10,000	—		$0.00	2/28/2023
	50,000	—		$3.60	2/26/2024
Jon Kuwahara, C.P.A.	33,334	66,666	(2)	$4.70	1/14/2026
	33,334	66,666	(3)	$5.00	5/10/2026
Masaharu Osato	33,334	66,666	(2)	$4.70	1/14/2026
	33,334	66,666	(3)	$5.00	5/10/2026
Ian Zwicker	33,334	66,666	(2)	$4.70	1/14/2026
	33,334	66,666	(3)	$5.00	5/10/2026

(1)	Mr. DeWald resigned from the board of directors on May 8, 2014.
(2)	Options vest annually in equal amounts (or as close to an equal amount as possible) over a period of three years with the first one third ( 1⁄3) vesting on January 14, 2017.
(3)	Options vest annually in equal amounts (or as close to an equal amount as possible) over a period of three years with the first one third ( 1⁄3) vesting on May 10, 2017.

On January 14, 2016, the board of directors authorized and approved the option grants to new non-employee directors upon joining the Company contemplated by our director compensation program, which options have a term of 10 years and an exercise price of $4.70 per share, the fair market value of a share of common stock as of the grant date as determined by the board of directors.

On May 10, 2016, the board of directors authorized and approved the annual option grants to non-employee directors contemplated by our director compensation program, which options have a term of 10 years and an exercise price of $5.00 per share, the fair market value of a share of common stock as of the grant date as determined by the board of directors.

AUDIT COMMITTEE REPORT

The Audit Committee consists of three non-employee directors who are independent under the standards adopted by the Board of Directors and under the NASDAQ Marketplace Rules and SEC standards. The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight and evaluation of the quality and integrity of the company’s financial statements, the company’s compliance with legal and regulatory requirements, the qualifications and independence of the company’s registered public accounting firm and the performance of the company’s internal controls and of our independent registered public accounting firm.

The Audit Committee has reviewed and discussed with the company’s management, internal finance staff, independent registered public accounting firm, with and without management present, the company’s audited financial statements for the fiscal year ended December 31, 2017. The Audit Committee has also discussed with the company’s independent registered public accounting firm the results of the independent registered public accounting firm’s examinations and the judgments concerning the quality, as well as the acceptability, of the company’s accounting principles and such other matters that the company is required to discuss with the independent registered public accounting firm under applicable rules, regulations or generally accepted auditing standards (including Statement on Auditing Standards No. 114). In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence from the company and management, including that non-audit services were not performed, the scope of the audit and the fees paid to the independent registered public accounting firm during the year.

Based on our review and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

Respectfully submitted,

Jon Kuwahara, C.P.A., Chairman

Masaharu Osato, M.D.

Ian Zwicker

PRINCIPAL ACCOUNTANT FEES AND SERVICES

SingerLewak LLP (“SingerLewak”) was engaged by the Company to serve as its independent registered public accounting firm on January 14, 2016. The following table presents fees, including reimbursements for expenses, for professional services rendered by SingerLewak for the years ended December 31, 2017 and 2016:

	Year ended December 31,
	2017	2016
Audit Fees (including fees for interim reviews)	$250,186	$180,014
Audit–Related Fees	—	—

Total	$250,186	$180,014

On January 14, 2016, the Company dismissed KPMG as its independent registered public accounting firm. In connection with the audits of the fiscal years ended December 31, 2014 and 2013 and through January 14, 2016, there were no: (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG would have caused them to make reference to the subject matter of the disagreements in connection with their report, or (2) reportable events, as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except as follows:

•

The Company’s management had identified that the Company had a material weakness in its internal control over financial reporting and concluded that the Company’s disclosure controls and procedures and internal control over financial reporting were not effective as of the periods set forth therein; and

•

As of such time, the Company had not yet filed its interim financial statements for the periods ended June 30, 2015, and September 30, 2015, since a member of the Company’s Audit Committee (who is no longer on the Company’s Board of Directors) would not approve the filing of the June 30, 2015 Form 10-Q. The unwillingness of the Audit Committee member to approve the Form 10-Q filing arose from unspecified concerns. KPMG informed the Company that they would not be able to complete their review of the Company’s interim financial statements for the period ended June 30, 2015 until such concerns had been independently investigated by the Company’s Audit Committee or Board of Directors. The lack of independent representation on the Company’s Audit Committee delayed the Company’s ability to review and investigate the reasons the former Audit Committee member would not approve the filing of the June 30, 2015 Form 10-Q.

On January 14, 2016, the Company engaged SingerLewak as the Company’s independent registered public accounting firm. The engagement was approved by the Audit Committee on January 14, 2016. Prior to January 14, 2016, neither the Company nor anyone acting on its behalf consulted with SingerLewak regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company; or (ii) any matter that was the subject of a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K.

Pre-Approval Policy

The Audit Committee on an annual basis reviews audit and non-audit services performed by the independent registered public accounting firm for such services. The audit committee pre-approves (i) auditing services (including those performed for purposes of providing comfort letters and statutory audits) and (ii) non-auditing services that exceed a de minimis standard established by the committee, which are rendered to the Company by its outside auditors (including fees).

NOMINATIONS AND STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

Proposals to be Included in Proxy Statement

Stockholders are hereby notified that if they wish a proposal to be included in our Proxy Statement and form of proxy relating to our 2019 Annual Meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), they must deliver to us a written copy of their proposal no later than April 25, 2019 (the date that is 120 calendar days before the anniversary of the date of this Proxy Statement is released to our stockholders). If the date of next year’s Annual Meeting is changed by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Exchange Act in order to be included in our proxy materials.

Proposals to be submitted for the Annual Meeting

Notice of any proposal that a stockholder intends to present at the 2019 Annual Meeting, but does not intend to have included in the Proxy Statement and form of proxy relating to the 2019 Annual Meeting, as well as any director nominations, must be delivered to, or mailed and received at, the company not earlier than the close of business on May 30, 2019 and not later than the close of business on June 29, 2019. In addition, the notice must set forth the information required by the company’s bylaws with respect to each director nomination or other proposal that the stockholder intends to present at the 2019 Annual Meeting of stockholders.

If the date of the 2019 Annual Meeting is more than 30 days before or more than sixty 60 days after the anniversary date of our 2018 Annual Meeting, notice by the stockholder of any such proposal or nomination to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such Annual Meeting was first made.

If you would like to nominate someone to stand for election to our Board of Directors at our 2019 Annual Meeting or submit a proposal for consideration at such meeting, please review the company’s advance-notice bylaw, which is available online as Exhibit 3.1 to the Current Report on Form 8-K that the company filed on March 6, 2013.

Proposals should be delivered to Emmaus Life Sciences, Inc. To avoid controversy and establish timely receipt by the company, it is suggested that stockholders send their proposals by certified mail, return receipt requested.

DIRECTIONS TO THE ANNUAL MEETING

The DoubleTree by Hilton is located at 21333 Hawthorne Blvd., Torrance, California 90503.

From the 405 South, take the Hawthorne Blvd. exit and turn south onto Hawthorne Blvd. The DoubleTree by Hilton will be on your right one block after Torrance Blvd.

From the 405 North, take the Hawthorne Blvd. exit and turn south onto Hawthorne Blvd. The DoubleTree by Hilton will be on your right one block after Torrance Blvd.

OTHER MATTERS

The notice period for stockholder presentation of business at our Annual Meeting has passed, and accordingly we do not expect any matters, other than those set forth in this Proxy Statement, to come before the Annual Meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, however, the holders of proxies solicited by this Proxy Statement will vote on such matters in accordance with their judgment.

By Order of the Board of Directors,

Yutaka Niihara, M.D., M.P.H.

Chairman and Chief Executive Officer

Torrance, California

August 23, 2018

ANNUAL MEETING OF EMMAUS LIFE SCIENCES, INC.

Date: September 27, 2018 Time: 10:00 A.M. Pacific Time

Place: DoubleTree by Hilton located at 21333 Hawthorne Blvd., Torrance, CA 90503

Please make your marks like this: ☒Use dark black pencil or pen only

Board of Directors Recommends a Vote FOR proposals 1, 2 and 3.

1: Election of Directors Directors

For Withhold Recommend

01 Yutaka Niihara, M.D., M.P.H. For

02 Willis C. Lee, M.S. For

03 Robert Dickey IV For

04 Masaharu Osato, M.D. For

05 Wei Peu Zen For

06 Ian Zwicker For

For Against Abstain

2: To ratify the selection of SingerLewak LLP For

as the Company’s Independent Registered

Public Accounting Firm for the fiscal year

ending December 31, 2018.

For Against Abstain

3: Advisory vote on compensation of named executive officers. For

The upper left of this card has been bar coded with your control number for safe and automatic processing for the vote of your shares.

Authorized Signatures—This section must be completed for your Instructions to be executed.

Please Sign Here Please Date Above

Please Sign Here Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

Annual Meeting of Emmaus Life Sciences, Inc.

to be held on Thursday, September 27, 2018

for Holders as of July 31, 2018

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:

INTERNET MAIL

Go To

www.proxypush.com/EMMA

• Cast your vote online.

• View Meeting Documents.

OR

• Mark, sign and date your Proxy Card/Voting Instruction Form.

• Detach your Proxy Card/Voting Instruction Form.

• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Yutaka Niihara, M.D., M.P.H. and Willis C. Lee, M.S., and each or either of them,

as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Emmaus Life Sciences, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION

IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE

PROPOSALS IN ITEM 2 AND 3.

All votes must be received by 5:00 P.M., Eastern Time, September 26, 2018.

PROXY TABULATOR FOR

EMMAUS LIFE SCIENCES, INC.

P.O. BOX 8016

CARY, NC 27512-9903

Please separate carefully at the perforation and return just this portion in the envelope provided.

Proxy — Emmaus Life Sciences, Inc.

Annual Meeting of Stockholders

September 27, 2018 at 10:00 A.M. Pacific Time

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Yutaka Niihara, M.D., M.P.H. and Willis C. Lee, M.S. (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Emmaus Life Sciences, Inc., a Delaware corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the DoubleTree by Hilton located at 21333 Hawthorne Blvd., Torrance, CA 90503, on Thursday, September 27, 2018 at 10:00 A.M. Pacific Time and all adjournments thereof.

The purpose of the Annual Meeting is to take action on the following:

1. Election of Directors

2. To ratify the selection of SingerLewak LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2018.

3. Advisory vote on compensation of named executive officers.

The 6 directors up for election are: Yutaka Niihara, M.D., M.P.H., Willis C. Lee, M.S., Robert Dickey IV, Masaharu Osato, M.D., Wei Peu Zen and Ian Zwicker.

The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” each proposal.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares in person, please mark this box.